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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                           -----------------------


                                  FORM 8-K


         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  December 16, 1999


                         JENKON INTERNATIONAL, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Delaware                     000-24637                  91-1890338
----------------------------     ------------------------    -------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)       (IRS EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)



                      7600 N.E. 41st Street, Suite 350
                         Vancouver, Washington 98662
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (360) 256-4400

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

See Item 2 below for a summary of a transaction pursuant to which the Company has issued shares of Common Stock and Preferred Stock to certain persons. Upon the occurrence of certain events, the preferred shares are convertible into shares having voting control of the Company. In addition, the Company has completed a private placement of Convertible Promissory Notes that, in certain circumstances described in Item 5 below, could result in the issuance of an additional 4,500,000 shares of Common Stock.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

           On December 16, 1999, Jenkon International, Inc. (the "Company") entered into a Stock Exchange Agreement and Plan of Reorganization (the "Agreement") with Multimedia KID - Intelligence in Education Ltd., ("MMKid") an Israeli-based interactive educational company, and the stockholders of MMKid pursuant to which the Company acquired 100% of the outstanding capital stock of MMKid in exchange for the following consideration:

             840,000 shares of Company Common Stock,

             1,208,000 shares of Company Series B Preferred Stock, and

             1,208,000 shares of Company Series C Preferred Stock.

The Series B and Series C Preferred Stock will be convertible into an aggregate of 24,160,000 shares of Company Common Stock and will have no voting or conversion rights unless and until the stockholders of the Company have approved the conversion rights of the Series B and Series C Preferred Stock. Upon such stockholder approval, (i) the Series B Preferred Stock will automatically convert into 12,080,000 shares of Common Stock, and (ii) the Series C Preferred Stock will have voting rights on an as-converted basis and will be convertible into an aggregate of 12,080,000 shares of Common Stock at such time as the revenues of MMKid (as a stand alone entity) shall exceed $1,700,000 for any 12 month period (including months prior to December 16, 1999).

           Assuming all shares of Series B and Series C Preferred Stock are converted into Common Stock, the former stockholders of MMKid would hold approximately 83% of Jenkon's fully-diluted Common Stock.

           In the event that Jenkon stockholder approval of the grant of conversion rights to the Series B and Series C Preferred Stock is not obtained on or prior to March 31, 2000, the shares of Series B and Series C Preferred Stock will be redeemable at the option of the holders thereof at a price of $10 per share for a total redemption price of $24,160,000.

           In connection with the closing of the acquisition of MMKid, the Company agreed to promptly file a registration statement with respect to not less than 6,750,000 shares

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of Common Stock (including shares underlying the Preferred Stock) issued to the former MMKid stockholders. In addition, the Company will grant the former MMKid stockholders piggyback and demand registration rights with respect to Common Stock underlying the Preferred Stock that is not registered as described above. The demand registration rights shall be exercisable at any time within 180 days following the date of Closing. Piggyback rights will be exercisable commencing one year after the Closing. Notwithstanding the registration of shares, MMKid stockholders agreed to 12 month lock-up restrictions which apply to all shares other than the 6,750,000 shares described above and shall terminate (i) at any time after the closing sales price of Company Common Stock exceeds $6 per share for 20 consecutive trading days, or (ii) at any time after the Company completes a public offering of Common Stock for cash (other than upon exercise of outstanding options or warrants).

           As a condition to the closing of the acquisition of MMKid, the Company completed a private placement of $4.5 million of Convertible Promissory Notes (See Item 5 below). Pursuant to the terms of the Agreement, the proceeds of such financing were allocated equally among the Company's existing operations and the operations of the newly-acquired MMKid.

           MMKid, designs manufacturers and sell numerous innovative software and activity systems that together create virtual interactive learning centers for children and adults. MMKid has software titles covering content as diverse as science, nature, math, music, language, art, technology, transportation, as well as everyday environments such as the home and workplace. The educational systems are designed to promote creativity, imagination, listening, reading, writing, cognitive and motor skills through a full range of media which touches on different senses and emotions. In 1998, MMKid was awarded the Computer Software Award from the Office of the Prime Minister of Israel for the category of Special Innovation and Invention in Education.

ITEM 5.  OTHER EVENTS

           On December 16, 1999, the Company completed a private placement of an aggregate of $4.5 million of Convertible Promissory Notes. Such Notes bear interest at an annual rate of 12% from and after January 1, 2000 and are due and payable in full on or before April 1, 2000. Accrued interest shall be payable on February 1, 2000 and at maturity.

           The principal balance of the Notes shall be automatically converted into Common Stock of the Company at a conversion rate of $1.00 per share (4,500,000 shares total) at such time as the Company's stockholders have approved the issuance of such conversion shares. The Company has agreed to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission at least 15 days prior to the date of any stockholders meeting held to approve the conversion of the Notes. However, any shares of stock registered will be subject to lock-up restrictions pursuant to which the holder will not be able to sell, assign or transfer the shares until the expiration of six months following the date of any stockholder approval.

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           Because of the difference between the reported market price of the
Company's Common Stock when the Convertible Promissory Notes were issued and the conversion price of $1.00 per share, the Company will incur a significant non-cash charge in connection with the private placement.

           As indicated in the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1999, as a result of increased competitive pressures, the Company has accelerated the development of its next generation management information system. Because of this increased competitive pressure as well as the development costs associated with the completion of the Company's next generation product, the Company has and continues to experience significant losses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (a)   Financial Statements of Business Acquired.

                 It is currently impracticable to provide financial statements of MMKid. The Company's independent auditor is currently completing its audit of the financial statements of MMKid and it is anticipated that the Company will file the requisite audited financial statements no later than 60 days following the date by which this Form 8-K must be filed.

           (b)   Pro Formal Financial Information.

                 It is currently impracticable to provide pro forma financial statements of the Company including the operations of MMKid. The Company's independent auditor is currently completing its audit of the financial statements of MMKid and it is anticipated that the Company will file any required pro forma financial statements no later than 60 days following the date by which this Form 8-K must be filed.

           (c)   Exhibits.

3.1 Certificate of Designation, Preferences and Rights of Series B Preferred Stock.

3.2 Certificate of Designation, Preferences and Rights of Series C Preferred Stock.

10.1 Stock Exchange Agreement and Plan of Reorganization, dated as of December 16, 1999, by and among the Company, MMKid and the former stockholders of MMKid.

10.2       Form of Convertible Promissory Note

99.1 Press release dated December 17, 1999 relating to the completion of the acquisition of MMKid by the Company

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                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JENKON INTERNATIONAL, INC.
                                       (Registrant)


                                       By: /s/ DAVID EDWARDS
                                           -------------------------------------
                                           David Edwards
                                           Chief Executive Officer and
                                           Director


                                       By: /s/ ROBERT CAVITT
                                           -------------------------------------
                                           Robert Cavitt
                                           Executive Vice President and Director